Exhibit 99.1

Quantum-Class Computing Developer Q/C Technologies Welcomes Strategic Advisor Martin Shkreli

New York – December 9, 2025 – Q/C Technologies, Inc. (Nasdaq: QCLS) (“Q/C” or “the Company”), a pioneer of quantum-class computing at the speed of light, today announced that Martin Shkreli become a Strategic Advisor to the Company, contributing his experience in technology, industry contacts, financial innovation and early-stage growth.

Q/C Technologies welcomes Martin as part of its expanding advisory team alongside James Altucher, further strengthening the Company’s depth of expertise across computing, AI, and blockchain technologies.

“I’m convinced that the next leap in frontier computing is optical, not purely quantum. Q/C’s ‘quantum class’ technology approach bridges frameworks, offering the potential for extraordinary performance and efficiency gains,” said Shkreli.

Executive Chairman Josh Silverman added, “We’re pleased to welcome Martin to Q/C Technologies as an advisor. With Martin joining James on our advisory team, Q/C is well-resourced with visionary thought leaders who understand where computing and digital infrastructure are heading. Their combined insight supports our mission to lead in the development and commercialization of quantum class computing. Martin will also be working with us to identify additional industry experts to assist the Company at the executive and board level.”

Q/C’s qc-LPU100™ brand of quantum-class laser processing units is a high-performance computing infrastructure that is powered by the properties of light instead of electrical signals for optimal energy efficiency. Through its partnership with Lightsolver, the Company is working to adapt its groundbreaking technology to real world use cases in blockchain. For fast-growing number of computational problems, Q/C’s LPU has demonstrated speeds up to 100x faster than state-of-the-art GPUs and quantum computers with 1/100th the energy usage.

For additional information, please see the Company’s Current Report on Form 8-K to be filed with the SEC on or about December 9, 2025.

About Q/C Technologies, Inc.

Q/C Technologies (Nasdaq: QCLS) is pioneering the next generation of energy-efficient quantum-class, high-performance computing infrastructure. Through a licensing agreement with LightSolver, Q/C holds exclusive rights to the use of innovative quantum-inspired laser-based processing units (LPUs) that solve compute-intensive combinatorial and physical problems at the speed of light in the crypto domain. Q/C believes that LightSolver’s technology bridges a disruptive computing paradigm for high-speed photonic computing with cryptocurrency infrastructure development at scale, unlocking unprecedented performance and sustainability for next generation crypto applications. qctechnologies.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither the Company nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the development, performance and scalability of its qc-LPU100™ product and related technologies, unanticipated financial setbacks, the Company needing to pursue financing options that could adversely impact its liabilities due to adverse market conditions, the Company’s ability to maintain compliance with the Nasdaq Stock Market’s listing standards; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which the Company operates; the Company’s ability to retain and attract senior management and other key employees; and the Company’s ability to quickly and effectively respond to new technological developments. A discussion of these and other factors with respect to the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed by the Company on April 11, 2025, and subsequent reports that the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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